UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

P&G Highlights Support from Key Stakeholders

for the Company’s Strategy that is Delivering Results

P&G Urges Shareholders to Vote “FOR”

ALL of the Company’s Directors on the BLUE Proxy Card

CINCINNATI—October 5, 2017—The Procter & Gamble Company (NYSE:PG) today highlighted in an open letter support it has received from key stakeholders and noted that the Company is on the right track and its strategy is delivering results.

P&G shareholders are reminded that their vote is important, no matter how many or how few shares they own. The P&G Board and management team strongly recommend shareholders vote “FOR” ALL of P&G’s highly qualified Directors on the BLUE Proxy Card. Because time is short, shareholders are encouraged to VOTE THE BLUE PROXY CARD TODAY BY TELEPHONE OR INTERNET.

Additional information regarding the proxy contest, including detailed instructions on how to vote by telephone or internet, is available at http://voteblue.pg.com.

The full text of an open letter released to shareholders today follows:

Dear Fellow Shareholder:

Over the past several weeks, the P&G team has been delivering one clear message to stakeholders: P&G is a profoundly different, much stronger, and more profitable company than it was just a few years ago. We are encouraged that our message is resonating and that P&G stakeholders recognize the significant progress we have made.

The Company has received support from many constituents.

Independent research analysts have said:

●	“In light of the vast array of actions the firm is undertaking, we fail to see a major impetus behind Peltz’s approach and little to suggest that his oversight would accelerate change.” – Erin Lash, Morningstar, 9.13.17

●	“From P&G’s latest results, it is clear that the company is making progress. To us, the call on PG is simple: fundamentals are improving, but the stock is already pricing in market share stabilization. With that said, we believe PG’s improving fundamentals are starting to negatively impact its competitors (this is what we call the “PG Effect”).” – Nik Modi, RBC Capital Markets, 9.27.17

●	“David Taylor credibly explained that although proxy advisory firms concluded that they supported Trian, their comments were favorable with respect to management’s actions to date and their decision was based on the “why not Peltz” question. The company believes this is not the right standard, and we agree.”

“Trian’s investment and involvement with P&G at this time has always been a head scratcher for us and we agree that he is late to the game as the company is already two years into its transformation.” – Faiza Alwy and Jon Keypour, Deutsche Bank, 10.4.17

●	“One thing that has seemingly got under Nelson Peltz’s skin during his crusade at Procter & Gamble (PG) is the company’s claim that “The Board and management team have talked to numerous directors, CEOs and senior executives who have worked with Mr. Peltz, and positive recommendations were not forthcoming.” Importantly, none of these sources have gone on the record. Peltz has countered with some glowing testimonials from CEOs and Wednesday he has followed up with a letter that was signed by five directors who were board members at Heinz following Peltz’s successful 2006 proxy challenge. Real simply, these five stress that Peltz was a valued member of the board, was focused on driving LT [long-term] shareholder value and was respectful. Mind you, this letter was signed by five ex-HNZ directors. There were twelve directors at the time, one of which was Peltz and another was a Trian nominee. In other words, five HNZ alum are not spoken for. Notably, one of Wednesday’s signatories is Dennis Reilley. He was an original Trian Advisory Partner. A second signatory is Charles Bunch who coincidence or not, now sits alongside Peltz on the Mondelez board. And a third signee is Thomas Usher who has served on three boards with Bunch. We wouldn’t think any of these signatures were hard to get. Nowhere on Wednesday’s letter is the signature of NFL Hall-of Famer Lynn Swann who was a HNZ director in 2006. Nor is the letter signed by the two women who served on the HNZ board in 2006.” – Don Bilson, Gordon Haskett, 9.25.17-9.29.17

P&G shareholders have said:

●	“We are impressed by the ambitious savings plan and corporate realignment that you are undertaking at P&G. The immense amount of change you have been implementing, while staying true to the organization’s culture of innovation, will enable P&G to fulfill its stated purpose of delivering superior products that improve lives.”

“We are particularly excited about the new $10bn productivity program... It is surprising that some investors do not comprehend the extent to which exogenous factors negated a large portion of the benefits of the prior program, and thus underestimate your ability to deliver on the current one.”

“We also appreciate that you have strengthened the P&G portfolio and sharpened the company’s focus by narrowing the number of owned brands from 170 to 65. This also better positions you to acquire any desirable small or medium-sized brands that are achieving success in today’s rapidly changing environment enabled by the internet – you can “cherry pick” the winners and multiply their success and profitability by running them through your procurement and global distribution system.” – Tremblant Capital Group, 9.17.17i

○	“Given the dynamic competitive backdrop, a sense of urgency in the boardroom and among management is vital. We heard clearly that there is a renewed urgency at P&G and are encouraged by early signs of progress.”

“[P&G]’s straightforward presentation of the issues and responsive engagement yesterday left us confident that long term shareholders are well served under the current Board and management, and thus we intend to vote the blue proxy.” – Significant P&G shareholder, 9.28.17ii

The WCPO Cincinnati Editorial Board said:

○

“Peltz is a Wall Street hedge fund impresario who has a very expensive hobby of inserting himself onto the boards of publicly traded companies and pushing for changes. He’s disruptive and, in P&G’s case, he’s unnecessary. It’s doubtful he would bring any new ideas. It’s even doubtful that he knows what he’s talking about when it comes to P&G’s operations. His idea about the corporate headquarters role could be devastating to Cincinnati. He’d like P&G to operate with a corporate staff of “a thousand or less,” compared to the 8,000 to 10,000 that P&G employs today. That’s a restructuring that would not only hurt this region, but makes no business sense.”

“And we don’t think P&G retirees, or other shareholders for that matter, are hurting. P&G shares are near a 52-week high, trading at around $92. And over the last 10 years, its shares have yielded a 93 percent return. That’s not a company in trouble.”

“Peltz touted his experience on other company boards, namely Mondelez (composed largely of the former Kraft Foods company), Snapple and Wendy’s. But as Peltz himself said during the call, “P&G is not selling cheeseburgers.” Precisely. And P&G does 50 times the business that Wendy’s does and twice as much as Mondelez, a company that sells Oreos, Triscuits and Dentyne. His experience with those companies simply doesn’t apply.”

“Peltz positions himself as an outsider who will bring new, innovative ideas to the P&G board. But in reality, he sounds more like a throwback to the middle of the last century.” – WCPO Editorial Boardiii

Even Institutional Shareholder Services Inc. (“ISS”), an independent proxy advisory firm, raised significant and valid concerns about adding Mr. Peltz on the P&G Board:

○	“The fact that the dissident’s plan to organize P&G under three units potentially primes the company for a split understandably did not endear Peltz to the board. Though the dissident has indicated that it is “not advocating for the break-up of the company,” the word “ever” is conspicuously absent from that statement. For an activist, or management team, to narrowly qualify such a statement would be clearly disadvantageous, of course. Shareholders must therefore assess whether Peltz is essentially a wolf in sheep’s clothing, as the board suggests, based on their view of the intentions and track record of the activist.” – ISSiv

The Company has done its homework. The P&G Board and management team have talked to numerous directors, CEOs and senior executives who have worked with Mr. Peltz. Members of the P&G Board and management team have also engaged with Trian, and Mr. Peltz in particular, on at least 16 occasions, since Trian made its investment in P&G just seven months ago. During these engagements, Mr. Peltz never once asked questions to further understand P&G’s transformation and ongoing plan, or about its organization or people.

The successful transformation at P&G is well underway and is delivering results. The P&G Board of Directors strongly recommends that you elect ALL of P&G’s Directors by voting on the enclosed BLUE Proxy Card today to avoid the risk of derailing the progress we are making.

VOTE BLUE FOR THE BOARD AND MANAGEMENT TEAM THAT ARE DELIVERING RESULTS

We urge you NOT to vote using any white proxy card or voting instruction forms you might receive from Nelson Peltz of Trian. Please disregard and discard the white proxy card.

P&G shareholders are reminded that their vote is important, no matter how many or how few shares they own. The P&G Board and management team strongly recommend shareholders vote “FOR” ALL of P&G’s highly qualified Directors on the BLUE Proxy Card. Because time is short, shareholders are encouraged to VOTE THE BLUE PROXY CARD TODAY BY TELEPHONE OR INTERNET.

If you have any questions about how to vote your shares, or need additional assistance, please contact our proxy solicitors, D.F. King & Co., Inc. at (877) 361-7966 or MacKenzie Partners, Inc. at (800) 322-2885.

About Procter & Gamble

P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations, and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodity and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s decision to leave the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; and (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE Proxy Card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Contacts

P&G Media Contact:

Damon Jones, 513-983-0190, jones.dd@pg.com

or

P&G Investor Relations Contact:

John Chevalier, 513-983-9974

i Tremblant Capital Group Letter to P&G, September 18, 2017.

ii Letter from a P&G shareholder to the Company, September 27, 2017. Shareholder requested quotes be attributed anonymously.

iii WCPO Editorial: “Vote no on Nelson, send him back to Wall Street,” October 4, 2017. Permission to use quotations neither sought nor obtained.

iv ISS Report, September 29, 2017. Permission to use quotations neither sought nor obtained.